Exhibit 10.17

Amendment No. 1

to

Amended and Restated Purchase and Sale Agreement

WHEREAS, HANNOVER LIFE REASSURANCE COMPANY OF AMERICA (BERMUDA) LTD. (“Purchaser”), FIDELITY LIFE ASSOCIATION (“Seller”) and EFINANCIAL, LLC (“Seller’s Designee”) entered into that certain Amended and Restated Purchase and Sale Agreement (the “A&R PSA”) dated as of April 20, 2018;

WHEREAS, the parties to the A&R PSA desire to amend a certain date referenced therein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto, the sufficiency of which is hereby acknowledged, it is hereby agreed that the A&R PSA is amended as follows, effective as of this 17th day of December, 2018.

1. The reference to “December 31, 2018” in the definition of “Funding Termination Date” in Section 1 of the A&R PSA is hereby deleted and the following is substituted therefor: “June 30, 2019.”

2. Except as set forth herein, the terms and provisions of the A&R PSA remain unamended and are in full force and effect, all of which terms and provisions are hereby ratified by all parties hereto. No rights of any such parties are relinquished or diminished by execution hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed as of the date written above.

PURCHASER:

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA (BERMUDA) LTD., a Bermuda insurance company

By:	/s/ Jeffrey R. Burt
Name:	Jeffrey R. Burt
Title:	CEO

By:	/s/ Robert Meehan
Name:	Roberty Meehan
Title:	SVP & Chief Actuary

SELLER:

FIDELITY LIFE ASSOCIATION, A LEGAL RESERVE LIFE INSURANCE COMPANY

By:	/s/ Jim Harkensee
Name:	Jim Harkensee
Title:	President

SELLER’S DESIGNEE:

EFINANCIAL, LLC,
a Washington limited liability company

By:	/s/ Christopher Campbell
Name:	Christopher Campbell
Title:	President

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